EX 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of AS-IP Tech, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the period ending September 30, 2017, as filed with the Securities and Exchange Commission (the "Report"), Ronald J. Chapman, President of the Company does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald J. Chapman

Ronald J. Chapman

President

February 2, 2018

[A signed original of this written statement required by Section 906 has been provided to AS-IP Tech, Inc. and will be retained by AS-IP Tech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]